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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and amendments thereto

     Form S-3 No.  333-52708 Registration for Face-amount Certificate Companies
     Form S-8 No.   33-21505 Employee Stock Purchase Plan
     Form S-8 No. 333-41671 Non-Employee Director Deferred Compensation Plan Form S-8 No. 333-41669 1997 Long-Term Incentive Plan
     Form S-8 No.  333-66026 1997 Long-Term Incentive Plan
     Form S-8 No.  333-41673 Executive Deferred Compensation Plan
     Form S-8 No.  333-42131 Non-Employee Directors' Stock Option Plan
     Form S-8 No.  333-66108 Non-Employee Directors' Stock Option Plan
     Form S-8 No.  333-54734 Stock Grant Plan
     Form S-8 No. 333-101318 Executive Deferred Compensation Plan
     Form S-8 No.  333-87290 Non-Employee Director Deferred Compensation Plan

of Beverly Enterprises, Inc. of our report dated February 19, 2003 (except for Notes 8 and 9, as to which the date is February 28, 2003), with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                    /s/ ERNST & YOUNG LLP


Little Rock, Arkansas
August 7, 2003